UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	1-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 31, 2007, Unum Group (“Unum Group” or the “Company”), a Delaware corporation, issued a press release reporting its results for the third quarter of 2007, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on October 31, 2007, Unum Group posted on its website at www.unum.com the Statistical Supplement relating to its financial results for the third quarter of 2007. A copy of the Statistical Supplement is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 31, 2007, Northwind Holdings, LLC (“Northwind Holdings”), a Delaware limited liability company and a wholly-owned subsidiary of Unum Group, issued $800 million aggregate principal amount of Floating Rate Insured Notes due December 1, 2037 (the “Notes”) in a private offering. The payment of scheduled interest payments under the Notes and the ultimate repayment of principal amount on December 1, 2037 (the “Stated Maturity Date”) are insured by MBIA Insurance Corporation, a New York stock insurance company (“MBIA”), through a financial guaranty insurance policy (the “Notes Policy”). MBIA will not guarantee the payment of any accelerated principal repayment, redemption premium, early repayment of principal on the Notes, taxes or shortfalls for withholding taxes. The Notes are direct financial obligations of Northwind Holdings, and no affiliate of Northwind Holdings, including without limitation Unum Group, Provident Life and Accident Insurance Company (“Provident”), a Tennessee corporation, Unum Life Insurance Company (“Unum America”), a Maine corporation, or The Paul Revere Life Insurance Company (“Paul Revere”), a Massachusetts corporation, is an obligor or guarantor of the Notes.

Northwind Holdings will rely upon the receipt of dividend payments from its wholly-owned subsidiary, Northwind Reinsurance Company (“Northwind Re”), a special purpose financial captive insurance company incorporated under the laws of the State of Vermont, to make payments of interest and principal on the Notes. The ability of Northwind Re to make dividend payments to Northwind Holdings is contingent upon meeting certain regulatory requirements and upon the performance of the block of business ceded by Provident, Unum America and Paul Revere (collectively, the “Ceding Insurers”) to Northwind Re pursuant to separate reinsurance agreements between each of the Ceding Insurers and Northwind Re, which business consists of specified individual disability income policies issued by or reinsured by the respective Ceding Insurers. Northwind Re was established for the limited purpose of reinsuring, on a modified coinsurance basis, risks attributable to such policies.

The annual interest rate on the Notes will equal the 3-month London Interbank Offered Rate (“LIBOR”), plus a spread. Such interest will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1 (each a “Scheduled Payment Date”) for the period beginning on the date of issuance and to (but excluding) the first Scheduled Payment Date and, thereafter, for the successive periods from (and including) each Scheduled Payment Date to (but excluding) the following Scheduled Payment Date and at the Stated Maturity Date or at any earlier date of redemption or repayment.

Under the terms of the Notes Policy, MBIA may direct The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), under an indenture (the “Indenture”) among Northwind Holdings, Unum Group (solely for the limited purposes set forth therein), the Trustee and MBIA, to foreclose on certain accounts of Northwind Re (the “Collateral”) securing the Notes Policy if any of the following event of default occurs, subject to any applicable grace periods:

•	a payment or advance is made by MBIA under the Notes Policy;

•

Northwind Holdings or Northwind Re becomes subject to bankruptcy, insolvency, reorganization, liquidation, conservation, rehabilitation or other similar proceeding, or certain other events of insolvency occur with respect to Northwind Holdings or Northwind Re;

•

failure (i) to make any scheduled interest payment, (ii) to make the payment of principal of the Notes on the final Scheduled Payment Date or (iii) to pay the Redemption Price (as defined below) of any Notes, together with the interest payable thereon in full, and any such default remains unremedied for a period of three business days;

•	the security interest in the Collateral granted to the Trustee ceases to be a perfected security interest;

•

failure to pay any premium or other amounts due to MBIA under an insurance and indemnity agreement when due, and such failure continues for a period of three business days after notice of such failure has been given;

•	Unum Group fails to make a required payment pursuant to a tax allocation agreement and such failure remains unremedied for a period of 30 days after notice of such failure has been given; or

•

breach or misrepresentation of any representation or warranty or default in the performance of any covenant under the Indenture by either Northwind Holdings or Northwind Re, if unremedied for a period of 30 days after notice of such breach, misrepresentation or default has been given.

If an event of default occurs and is continuing, the entire principal thereof and interest accrued thereon may be declared to be due and payable immediately.

Northwind Holdings may redeem all or a portion of the Notes on any Scheduled Payment Date at a redemption price, payable in cash, equal to 103% of the principal amount of such Note to be redeemed on a redemption date occurring on or after December 1, 2007 to (and including) December 1, 2008 and thereafter declining ratably on each Scheduled Payment Date to 100% of the principal amount of the Notes until December 1, 2020 and remaining constant at 100% thereafter, until maturity, together with interest accrued to (but excluding) the date of redemption (the “Redemption Price”). Pursuant to an insurance and indemnity agreement with MBIA, Northwind Holdings is obligated to pay a periodic premium to MBIA in respect of the Notes Policy. Additional information regarding this transaction is set forth in the press release which is filed as Exhibit 99.3 to this report and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 31, 2007, Unum Group delivered a notice of redemption to the holders of all $150 million principal amount of its outstanding 7.25% Public Income Notes due 2032 (“PINES”). Pursuant to the indenture under which the PINES were issued, the Company is obligated to redeem the PINES on December 3, 2007 at a redemption price equal to 100% of the principal amount plus accrued interest to (but excluding) the redemption date. For additional information, please see a copy of the press release announcing the redemption filed as Exhibit 99.4 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 31, 2007, Unum Group posted on its website at www.unum.com updated information with regard to its claim reassessment process for the third quarter of 2007.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934,

nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 31, 2007, Unum Group announced that is has commenced cash tender offers to purchase up to $400 million aggregate liquidation amount or principal amount, as applicable, of certain of its outstanding capital and debt securities. The terms and conditions of the tender offers are described in an Offer to Purchase dated October 31, 2007, including the identity of the issues of securities subject to the tender offers. The tender offers may be amended or terminated by the Company at any time. Additional details regarding the debt tender offers are contained in a press release filed as Exhibit 99.5 to this report and incorporated herein by reference. The tender offers and the redemption of the PINES are part of a program to reduce corporate debt as described more fully in the press release.

Also on October 31, 2007, Unum Group announced that its Board of Directors has authorized the repurchase of up to $700 million of its common stock, which Unum Group anticipates initiating upon completion of the debt reduction program expected to occur during the first half of 2008. The share repurchase program does not have an expiration date, and the pace of repurchase activity, if commenced, will depend upon various factors such as the level of available cash, alternative uses for cash and the Company’s stock price. The share repurchase authorization may be modified, extended or terminated by the Board of Directors at any time. Additional information regarding the share repurchase authorization is set forth in the press release furnished as Exhibit 99.1 to this report, which portion thereof is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this Report:

99.1	Press release of Unum Group dated October 31, 2007, concerning earnings for the third quarter of 2007 and share repurchase authorization.

99.2	Statistical Supplement of Unum Group for the third quarter of 2007.

99.3	Press release of Unum Group dated October 31, 2007, concerning securitization of its individual income protection — closed block segment.

99.4	Press release of Unum Group dated October 31, 2007, concerning early redemption of 7.25% Public Income Notes.

99.5	Press release of Unum Group dated October 31, 2007, concerning debt tender offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: October 31, 2007	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT

99.1	Press release of Unum Group dated October 31, 2007, concerning earnings for the third quarter of 2007 and share repurchase authorization.

99.2	Statistical Supplement of Unum Group for the third quarter of 2007.

99.3	Press release of Unum Group dated October 31, 2007, concerning securitization of its individual income protection — closed block segment.

99.4	Press release of Unum Group dated October 31, 2007, concerning early redemption of 7.25% Public Income Notes.

99.5	Press release of Unum Group dated October 31, 2007, concerning debt tender offers.